Exhibit (a)(15)

AB VARIABLE PRODUCTS SERIES FUND, INC.

ARTICLES OF AMENDMENT

AB Variable Products Series Fund, Inc., a Maryland corporation having its principal office in Maryland in the City of Baltimore (hereinafter called the “Corporation”), certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by changing the designations of certain of the issued and unissued shares of the Common Stock of the AB Balanced Wealth Strategy Portfolio, the AB Global Thematic Growth Portfolio and the AB International Growth Portfolio, as follows:

Current Name of Class of Series	Amended Name
AB Balanced Wealth Strategy Portfolio Class A Common Stock Class B Common Stock	AB Balanced Hedged Allocation Portfolio Class A Common Stock Class B Common Stock
AB Global Thematic Growth Portfolio Class A Common Stock Class B Common Stock	AB Sustainable Global Thematic Portfolio Class A Common Stock Class B Common Stock
AB International Growth Portfolio Class A Common Stock Class B Common Stock	AB Sustainable International Thematic Portfolio Class A Common Stock Class B Common Stock

SECOND: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

THIRD: This amendment to the charter of the Corporation will be effective on May 1, 2022, as permitted by Section 2-610.1 of the Maryland General Corporation Law.

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IN WITNESS WHEREOF, AB Variable Products Series Fund, Inc. has caused these Articles of Amendment to be executed in its name and on its behalf by Onur Erzan, President of the Corporation, and attested by Stephen J. Laffey, the Assistant Secretary of the Corporation, this 11th day of April, 2022. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects, and that this statement is made under penalties for perjury.

AB VARIABLE PRODUCTS SERIES FUND, INC.

By:	/s/ Onur Erzan
Onur Erzan
President

ATTEST:

/s/ Stephen J. Laffey
Stephen J. Laffey
Assistant Secretary

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